Exhibit (a)(5)(F)

UNITED STATES DISTRICT

COURT DISTRICT OF DELAWARE

ELAINE WANG,	:
:
Plaintiff,	:	Case No. ______________
:
v.	:
	:	COMPLAINT FOR VIOLATIONS OF
AKCEA THERAPEUTICS, INC., B. LYNNE	:	SECTIONS 14(e), 14(d) AND 20(a) OF
PARSHALL, ELAINE HOCHBERG, JOSEPH	:	THE SECURITIES EXCHANGE ACT
KLEIN, III, DAMIEN MCDEVITT, AMBER	:	OF 1934
SALZMAN, SANFORD D. SMITH,	:
MICHAEL J. YANG, AND BARBARA	:	JURY TRIAL DEMANDED
YANNI,	:
:
Defendants.	:

Elaine Wang (“Plaintiff”), by and through her attorneys, alleges the following upon information and belief, including investigation of counsel and review of publicly-available information, except as to those allegations pertaining to Plaintiff, which are alleged upon personal knowledge:

1. This is an action brought by Plaintiff against Akcea Therapeutics, Inc. (“Akcea or the “Company”) and the members of Akcea’s board of directors (the “Board” or the “Individual Defendants” and collectively with the Company, the “Defendants”) for their violations of Sections 14(e), 14(d), and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), in connection with the proposed acquisition of Akcea by affiliates of Ionis Pharmaceuticals, Inc. (“Ionis”).

2. Defendants have violated the above-referenced sections of the Exchange Act by causing a materially incomplete and misleading Solicitation Statement on Schedule 14D-9 (the “Solicitation Statement”) to be filed on September 14, 2020 with the United States Securities and Exchange Commission (“SEC”) and disseminated to the Company’s stockholders. The Solicitation Statement recommends that the Company’s stockholders tender their shares in support of a proposed transaction whereby Avalanche Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Ionis, will merge with and into Akcea, with Akcea continuing as the surviving corporation and a wholly-owned subsidiary of Ionis (the “Proposed Transaction”). Pursuant to the terms of the definitive agreement and plan of merger the companies entered into, dated August 30, 2020 (the “Merger Agreement”), each Akcea common share issued and outstanding will be converted into the right to receive $18.15 per share in cash (the “Merger Consideration”). In accordance with the Merger Agreement, Merger Sub commenced a tender offer (the “Tender Offer”) to acquire all of Akcea’s outstanding common stock and will expire on October 9, 2020.

3. Defendants have now asked Akcea’s stockholders to support the Proposed Transaction based upon the materially incomplete and misleading representations and information contained in the Solicitation Statement, in violation of Sections 14(e), 14(d), and 20(a) of the Exchange Act. Specifically, the Solicitation Statement contains materially incomplete and misleading information concerning the sales process. The failure to adequately disclose such material information constitutes a violation of Sections 14(e), 14(d), and 20(a) of the Exchange Act as Akcea’s stockholders need such information in order to tender their shares in support of the Proposed Transaction.

4. It is imperative that the material information that has been omitted from the Solicitation Statement is disclosed to the Company’s stockholders prior to the expiration of the Tender Offer.

5. For these reasons and as set forth in detail herein, Plaintiff seeks to enjoin Defendants from taking any steps to consummate the Proposed Transaction unless and until the material information discussed below is disclosed to Akcea’s stockholders or, in the event the Proposed Transaction is consummated, to recover damages resulting from the Defendants’ violations of the Exchange Act.

JURISDICTION AND VENUE

6. This Court has subject matter jurisdiction pursuant to Section 27 of the Exchange Act (15 U.S.C. § 78aa) and 28 U.S.C. § 1331 (federal question jurisdiction) as Plaintiff alleges violations of Sections 14(e), 14(d), and 20(a) of the Exchange Act and SEC Rule 14a-9.

7. Personal jurisdiction exists over each Defendant either because each is an individual who is either present in this District for jurisdictional purposes or has sufficient minimum contacts with this District as to render the exercise of jurisdiction over defendant by this Court permissible under traditional notions of fair play and substantial justice.

8. Venue is proper in this District under Section 27 of the Exchange Act, 15 U.S.C. § 78aa, as well as under 28 U.S.C. § 1391, because Defendant Akcea is incorporated in this District.

PARTIES

9. Plaintiff is, and has been at all relevant times, the owner of Akcea common stock and has held such stock since prior to the wrongs complained of herein.

10. Individual Defendant B. Lynne Parshall has served as a member of the Board since 2015 and is the Chairman of the Board.

11. Individual Defendant Elaine Hochberg has served as a member of the Board since March 2017.

12. Individual Defendant Joseph Klein, III has served as a member of the Board since September 2019.

13. Individual Defendant Damien McDevitt (“McDevitt”) has served as a member of the Board since October 2018 and is currently the Chief Executive Officer of the Company. McDevitt was also previously the Chief Business Officer at Ionis.

14. Individual Defendant Amber Salzman has served as a member of the Board since February 2020.

15. Individual Defendant Sandford D. Smith has served as a member of the Board since March 2017.

16. Individual Defendant Michael J. Yang has served as a member of the Board since September 2019.

17. Individual Defendant Barbara Yanni has served as a member of the Board since December 2019.

18. Defendant Akcea is incorporated in Delaware and maintains its principal offices at 22 Boston Wharf Road, 9th Floor, Boston, Massachusetts 02210. The Company’s common stock trades on the NASDAQ Stock Exchange under the symbol “AKCA.”

19. The defendants identified in paragraphs 10-17 are collectively referred to as the “Individual Defendants” or the “Board.”

20. The defendants identified in paragraphs 10-18 are collectively referred to as the “Defendants.”

SUBSTANTIVE ALLEGATIONS

A. The Proposed Transaction

21. Akcea, a biopharmaceutical company, focuses on developing and commercializing medicines to treat patients with serious and rare diseases in the United States and internationally. The Company offers TEGSEDI, an antisense medicine designed to reduce the production of transthyretin protein. It develops WAYLIVRA, which has completed Phase III clinical study for the treatment of familial chylomicronemia syndrome, as well as is in Phase III clinical study for the treatment of familial partial lipodystrophy. The Company also develops AKCEA-APO(a)-LRx, which has completed Phase IIb clinical study for treating hyperlipoproteinemia; AKCEA-ANGPTL3-LRx that has completed Phase IIb clinical study for the treatment of homozygous familial hypercholesterolemia; and AKCEA-APOCIII-LRx, which is in Phase II study for the treatment of cardiovascular disease due to elevated triglyceride levels, as well as AKCEA-TTR-LRx to treat the broad population of patients with hereditary and wild- type forms of transthyretin amyloidosis. It has strategic collaboration with Novartis Pharma AG and PTC Therapeutics International Limited. The Company was incorporated in 2014 and is headquartered in Boston, Massachusetts. Akcea is a subsidiary of Ionis.

22. On August 30, 2020, the Company announced the Proposed Transaction:

CARLSBAD, Calif. and BOSTON, Aug. 31, 2020 /PRNewswire/ — Ionis Pharmaceuticals, Inc. (NASDAQ: IONS) and its affiliate Akcea Therapeutics, Inc. (NASDAQ: AKCA) today announced that they have entered into a definitive agreement under which Ionis will acquire all of the outstanding shares of Akcea common stock it does not already own, approximately 24%, for $18.15 per share in cash. This corresponds to a total transaction value of approximately $500 million on a fully diluted basis. The transaction has been approved by the Ionis and Akcea Boards of Directors, and by the independent Affiliate Transactions Committee of Akcea’s Board of Directors. Akcea’s Board of Directors has recommended to shareholders of Akcea that they tender their shares into the tender offer.

“This acquisition is another step forward in Ionis’ evolution and creates a stronger, more efficient organization to the benefit of all stakeholders,” said Brett Monia, Chief Executive Officer of Ionis. “We believe becoming one company – with one vision and one set of strategic priorities, led by one team – will deliver significant strategic value, enhancing the future success of our company, accelerating our next phase of growth and positioning us to most effectively deliver our medicines to patients. Following the completion of the transaction, Ionis will retain more value from Akcea’s rich pipeline and commercial products, further strengthening our financial position and supporting continued investments in our future.”

“Akcea values the skills, experience and expertise of our teams and I am proud of what we’ve accomplished in developing and delivering transformational medicines to patients,” said Damien McDevitt, Chief Executive Officer of Akcea. “This acquisition by Ionis is a testament to the achievements of the Akcea team.”

“This transaction delivers immediate and certain value with a premium to Akcea shareholders,” said Barbara Yanni, Chair of the Akcea Affiliate Transactions Committee. “Our close collaboration with Ionis has been key to enabling the launch of two commercial antisense medicines in just two years as well as advancing a late-stage pipeline and securing important partnerships.”

SIGNIFICANT FINANCIAL BENEFITS

This transaction also further strengthens Ionis’ financial position:

•	Ionis will realize more financial upside from Akcea’s rich pipeline and commercial products.

•

Ionis will gain full access to Akcea’s significant cash on hand of approximately $390 million as of June 30, 2020 and future cash flows to further invest in the Company’s future and further support Ionis’ capital allocation strategy.

•	Ionis will achieve meaningful cost synergies.

TERMS OF THE AGREEMENT

Under the terms of the agreement, Ionis will commence a tender offer for all outstanding shares of Akcea common stock not already owned by Ionis at a price of $18.15 per share in cash. The closing of the tender offer will be subject to a majority of Akcea’s shares not already owned by Ionis, its affiliates or their respective directors and executive officers being tendered in the tender offer.

Promptly following the completion of the tender offer, Ionis will acquire all remaining shares of Akcea common stock at the same price of $18.15 per share in cash through a second-step merger. Ionis and Akcea expect to complete the transaction in the fourth quarter of 2020, subject to other customary closing conditions.

Ionis expects to fund the acquisition through existing cash resources. The transaction is not subject to any financing condition.

ADVISORS

Goldman Sachs & Co. LLC and Stifel, Nicolaus & Company, Incorporated are serving as financial advisors to Ionis, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Ionis. Cowen is serving as financial advisor to the Affiliate Transactions Committee of Akcea’s Board of Directors, and Ropes & Gray LLP is serving as legal counsel to the Affiliate Transactions Committee of Akcea’s Board of Directors.

* * *

23. It is therefore imperative that Akcea’s stockholders are provided with the material information that has been omitted from the Solicitation Statement, so that they can meaningfully assess whether or not the Proposed Transaction is in their best interests.

B. The Materially Incomplete and Misleading Solicitation Statement

24. On September 14, 2020, Akcea filed the Solicitation Statement with the SEC in connection with the Proposed Transaction. The Solicitation Statement was furnished to the Company’s stockholders and solicits the stockholders to tender their shares in support of the Proposed Transaction. The Individual Defendants were obligated to carefully review the Solicitation Statement before it was filed with the SEC and disseminated to the Company’s stockholders to ensure that it did not contain any material misrepresentations or omissions. However, the Solicitation Statement misrepresents and/or omits material information that is necessary for the Company’s stockholders to make an informed decision concerning whether to tender their shares, in violation of Sections 14(e), 14(d), and 20(a) of the Exchange Act.

25. The Solicitation Statement fails to provide material information concerning the sales process, namely:

(a) any explanation for retaining ClearView Healthcare Partners (“ClearView”) solely to assist with developing the August Projections, and if ClearView had performed any past services for the Company or Ionis and the amount of compensation ClearView will receive for its services relating to the August Projections;

(b) any explanation for not retaining a separate financial advisor independent of Cowen for the Affiliate Transactions Committee;

(c) the nature of the non-disclosure agreements entered into between Akcea and any potentially interested third party, including Ionis, as part of the sales process, and if the terms of any such agreements included “don’t-ask-don’t-waive” provisions or standstill provisions, and if there are any specific conditions under which such standstill provisions would “fall away”; and

(d) any discussions relating to the future employment of Akcea’s executive officers and board members.

26. In sum, the omission of the above-referenced information renders statements in the Solicitation Statement materially incomplete and misleading in contravention of the Exchange Act. Absent disclosure of the foregoing material information prior to the expiration of the Tender Offer, Plaintiff will be unable to make a fully-informed decision regarding whether to tender her shares, and she is thus threatened with irreparable harm, warranting the injunctive relief sought herein.

CLAIMS FOR RELIEF

COUNT I

On Behalf of Plaintiff Against All Defendants for

Violations of Section 14(e) of the Exchange Act

27. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

28. Section 14(e) of the Exchange Act provides that it is unlawful “for any person to make any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading . . .” 15 U.S.C. § 78n(e).

29. Defendants violated Section 14(e) of the Exchange Act by issuing the Solicitation Statement in which they made untrue statements of material facts or failed to state all material facts necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, in conjunction with the Tender Offer. Defendants knew or recklessly disregarded that the Solicitation Statement failed to disclose material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

30. The Solicitation Statement was prepared, reviewed and/or disseminated by Defendants. It misrepresented and/or omitted material facts, including material information about the sales process of the Tender Offer.

31. In so doing, Defendants made untrue statements of material fact and omitted material information necessary to make the statements that were made not misleading in violation of Section 14(e) of the Exchange Act. By virtue of their positions within the Company and/or roles in the process and in the preparation of the Solicitation Statement, Defendants were aware of this information and their obligation to disclose this information in the Solicitation Statement.

32. The omissions and misleading statements in the Solicitation Statement are material in that a reasonable stockholder would consider them important in deciding whether to tender their shares or seek other remedies. In addition, a reasonable investor would view the information identified above which has been omitted from the Solicitation Statement as altering the “total mix” of information made available to stockholders.

33. Defendants knowingly, or with deliberate recklessness, omitted the material information identified above from the Solicitation Statement, causing certain statements therein to be materially incomplete and therefore misleading. Indeed, while Defendants undoubtedly had access to and/or reviewed the omitted material information in connection with approving the Tender Offer, they allowed it to be omitted from the Solicitation Statement, rendering certain portions of the Solicitation Statement materially incomplete and therefore misleading.

34. The misrepresentations and omissions in the Solicitation Statement are material to Plaintiff, and Plaintiff will be deprived of her entitlement to make a fully informed decision if such misrepresentations and omissions are not corrected prior to the expiration of the Tender Offer.

COUNT II

Violations of Section 14(d)(4) of the Exchange Act and

Rule 14d-9 Promulgated Thereunder

(Against All Defendants)

35. Plaintiff repeats and re-alleges each allegation set forth above as if fully set forth herein.

36. Defendants have caused the Solicitation Statement to be issued with the intention of soliciting stockholder support of the Tender Offer.

37. Section 14(d)(4) of the Exchange Act and SEC Rule 14d-9 promulgated thereunder require full and complete disclosure in connection with tender offers.

38. The Solicitation Statement violates Section 14(d)(4) and Rule 14d-9 because it omits material facts, including those set forth above, which render the Solicitation Statement false and/or misleading.

39. Defendants knowingly, or with deliberate recklessness, omitted the material information identified above from the Solicitation Statement, causing certain statements therein to be materially incomplete and therefore misleading. Indeed, while Defendants undoubtedly had access to and/or reviewed the omitted material information in connection with approving the Tender Offer, they allowed it to be omitted from the Solicitation Statement, rendering certain portions of the Solicitation Statement materially incomplete and therefore misleading.

40. The misrepresentations and omissions in the Solicitation Statement are material to Plaintiff and Plaintiff will be deprived of her entitlement to make a fully informed decision if such misrepresentations and omissions are not corrected prior to the expiration of the Tender Offer.

COUNT III

On Behalf of Plaintiff Against the Individual Defendants for Violations of Section 20(a) of

the Exchange Act

41. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

42. The Individual Defendants acted as controlling persons of Akcea within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their positions as directors of Akcea, and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the incomplete and misleading statements contained in the Solicitation Statement filed with the SEC, they had the power to influence and control and did influence and control, directly or indirectly, the decision making of Akcea, including the content and dissemination of the various statements that Plaintiff contends are materially incomplete and misleading.

43. Each of the Individual Defendants was provided with or had unlimited access to copies of the Solicitation Statement and other statements alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected.

44. In particular, each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of Akcea, and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the Exchange Act violations alleged herein, and exercised the same. The omitted information identified above was reviewed by the Board prior to voting on the Proposed Transaction. The Solicitation Statement at issue contains the unanimous recommendation of the Board to approve the Proposed Transaction. The Individual Defendants were thus directly involved in the making of the Solicitation Statement.

45. In addition, as the Solicitation Statement sets forth at length, and as described herein, the Individual Defendants were involved in negotiating, reviewing, and approving the Merger Agreement. The Solicitation Statement purports to describe the various issues and information that the Individual Defendants reviewed and considered. The Individual Defendants participated in drafting and/or gave their input on the content of those descriptions.

46. By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act.

47. As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Sections 14(d) and (e), by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, these defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of Individual Defendants’ conduct, Plaintiff will be irreparably harmed.

48. Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from the immediate and irreparable injury that Defendants’ actions threaten to inflict.

RELIEF REQUESTED

WHEREFORE, Plaintiff demands injunctive relief in her favor and against the Defendants jointly and severally, as follows:

A. Preliminarily and permanently enjoining Defendants and their counsel, agents, employees and all persons acting under, in concert with, or for them, from proceeding with, consummating, or closing the Proposed Transaction, unless and until Defendants disclose the material information identified above which has been omitted from the Solicitation Statement;

A. Rescinding, to the extent already implemented, the Merger Agreement or any of the terms thereof, or granting Plaintiff rescissory damages;

B. Directing the Defendants to account to Plaintiff for all damages suffered as a result of their wrongdoing;

C. Awarding Plaintiff the costs and disbursements of this action, including reasonable attorneys’ and expert fees and expenses; and

D. Granting such other and further equitable relief as this Court may deem just and proper.

JURY DEMAND

Plaintiff demands a trial by jury.

Dated: September 28, 2020		RIGRODSKY & LONG, P.A.

	By:	/s/ Gina M. Serra
OF COUNSEL:		Brian D. Long (#4347)
Gina M. Serra (#5387)
WOLF HALDENSTEIN ADLER		300 Delaware Avenue, Suite 210
FREEMAN & HERZ LLP		Wilmington, DE 19801
Gloria Kui Melwani		Telephone: (302) 295-5310
270 Madison Avenue		Facsimile: (302) 654-7530
New York, NY 10016		Email: bdl@rl-legal.com
Telephone: (212) 545-4600		Email: gms@rl-legal.com
Facsimile: (212) 686-0114
Email: melwani@whafh.com		Attorneys for Plaintiff

JS 44 (Rev. 06/17)

CIVIL COVER SHEET

I. (a) PLAINTIFFS

ELAINE WANG

(b) County of Residence of First Listed Plaintiff

(EXCEPT IN U.S. PLAINTIFF CASES)

(c) Attorneys *(Firm Name, Address, and Telephone Number)*

DEFENDANTS

(IN U.S. PLAINTIFF CASES ONLY)

Attorneys *(If Known)*

- ☐ 1 U.S. Government Plaintiff
- ☒ 3 Federal Question *(U.S. Government Not a Party)*
- ☐ 2 U.S. Government Defendant
- ☐ 4 Diversity *(Indicate Citizenship of Parties in Item III)*

(For Diversity Cases Only)

	PTF	DEF		PTF	DEF
Citizen of This State	☐ 1	☐ 1	Incorporated *or* Principal Place of Business In This State	☐ 4	☐ 4
Citizen of Another State	☐ 2	☐ 2	Incorporated *and* Principal Place of Business In Another State	☐ 5	☐ 5
Citizen or Subject of a Foreign Country	☐ 3	☐ 3	Foreign Nation	☐ 6	☐ 6

Click here for: Nature of Suit Code Descriptions.

CONTRACT
- ☐ 110 Insurance
- ☐ 120 Marine
- ☐ 130 Miller Act
- ☐ 140 Negotiable Instrument
- ☐ 150 Recovery of Overpayment & Enforcement of Judgment
- ☐ 151 Medicare Act
- ☐ 152 Recovery of Defaulted Student Loans (Excludes Veterans)
- ☐ 153 Recovery of Overpayment of Veteran's Benefits
- ☐ 160 Stockholders' Suits
- ☐ 190 Other Contract
- ☐ 195 Contract Product Liability
- ☐ 196 Franchise

REAL PROPERTY
- ☐ 210 Land Condemnation
- ☐ 220 Foreclosure
- ☐ 230 Rent Lease & Ejectment
- ☐ 240 Torts to Land
- ☐ 245 Tort Product Liability
- ☐ 290 All Other Real Property

TORTS

PERSONAL INJURY
- ☐ 310 Airplane
- ☐ 315 Airplane Product Liability
- ☐ 320 Assault, Libel & Slander
- ☐ 330 Federal Employers' Liability
- ☐ 340 Marine
- ☐ 345 Marine Product Liability
- ☐ 350 Motor Vehicle
- ☐ 355 Motor Vehicle Product Liability
- ☐ 360 Other Personal Injury
- ☐ 362 Personal Injury - Medical Malpractice

PERSONAL INJURY
- ☐ 365 Personal Injury - Product Liability
- ☐ 367 Health Care/ Pharmaceutical Personal Injury Product Liability
- ☐ 368 Asbestos Personal Injury Product Liability

PERSONAL PROPERTY
- ☐ 370 Other Fraud
- ☐ 371 Truth in Lending
- ☐ 380 Other Personal Property Damage
- ☐ 385 Property Damage Product Liability

CIVIL RIGHTS
- ☐ 440 Other Civil Rights
- ☐ 441 Voting
- ☐ 442 Employment
- ☐ 443 Housing/ Accommodations
- ☐ 445 Amer. w/Disabilities - Employment
- ☐ 446 Amer. w/Disabilities - Other
- ☐ 448 Education

PRISONER PETITIONS

Habeas Corpus:
- ☐ 463 Alien Detainee
- ☐ 510 Motions to Vacate Sentence
- ☐ 530 General
- ☐ 535 Death Penalty

Other:
- ☐ 540 Mandamus & Other
- ☐ 550 Civil Rights
- ☐ 555 Prison Condition
- ☐ 560 Civil Detainee - Conditions of Confinement

FORFEITURE/PENALTY
- ☐ 625 Drug Related Seizure of Property 21 USC 881
- ☐ 690 Other

LABOR
- ☐ 710 Fair Labor Standards Act
- ☐ 720 Labor/Management Relations
- ☐ 740 Railway Labor Act
- ☐ 751 Family and Medical Leave Act
- ☐ 790 Other Labor Litigation
- ☐ 791 Employee Retirement Income Security Act

IMMIGRATION
- ☐ 462 Naturalization Application
- ☐ 465 Other Immigration Actions

BANKRUPTCY
- ☐ 422 Appeal 28 USC 158
- ☐ 423 Withdrawal 28 USC 157

PROPERTY RIGHTS
- ☐ 820 Copyrights
- ☐ 830 Patent
- ☐ 835 Patent - Abbreviated New Drug Application
- ☐ 840 Trademark

SOCIAL SECURITY
- ☐ 861 HIA (1395ff)
- ☐ 862 Black Lung (923)
- ☐ 863 DIWC/DIWW (405(g))
- ☐ 864 SSID Title XVI
- ☐ 865 RSI (405(g))

FEDERAL TAX SUITS
- ☐ 870 Taxes (U.S. Plaintiff or Defendant)
- ☐ 871 IRS—Third Party 26 USC 7609

OTHER STATUTES
- ☐ 375 False Claims Act
- ☐ 376 Qui Tam (31 USC 3729(a))
- ☐ 400 State Reapportionment
- ☐ 410 Antitrust
- ☐ 430 Banks and Banking
- ☐ 450 Commerce
- ☐ 460 Deportation
- ☐ 470 Racketeer Influenced and Corrupt Organizations
- ☐ 480 Consumer Credit
- ☐ 490 Cable/Sat TV
- ☒ 850 Securities/Commodities/ Exchange
- ☐ 890 Other Statutory Actions
- ☐ 891 Agricultural Acts
- ☐ 893 Environmental Matters
- ☐ 895 Freedom of Information Act
- ☐ 896 Arbitration
- ☐ 899 Administrative Procedure Act/Review or Appeal of Agency Decision
- ☐ 950 Constitutionality of State Statutes

V. ORIGIN *(Place an "X" in One Box Only)*

VI. CAUSE OF ACTION

VII. REQUESTED IN COMPLAINT:

DEMAND $

VIII. RELATED CASE(S) IF ANY

DATE: 09/28/2020

SIGNATURE OF ATTORNEY OF RECORD: /s/ Gina M. Serra

FOR OFFICE USE ONLY

RECEIPT # AMOUNT APPLYING IFP JUDGE MAG. JUDGE

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JS 44 (Rev. 06/17) CIVIL COVER SHEET The JS 44 civil cover sheet and the information contained herein neither replace nor supplement the filing and service of pleadings or other papers as required by law, except as provided by local rules of court. This form, approved by the Judicial Conference of the United States in September 1974, is required for the use of the Clerk of Court for the purpose of initiating the civil docket sheet. (SEE INSTRUCTIONS ON NEXT PAGE OF THIS FORM.) I. (a) PLAINTIFFS ELAINE WANG DEFENDANTS AKCEA THERAPEUTICS, INC., B. LYNNE PARSHALL, ELAINE HOCHBERG, JOSEPH KLEIN, III, DAMIEN MCDEVITT, AMBER SALZMAN, SANFORD D. SMITH, MICHAEL J. YANG, et al. (b) County of Residence of First Listed Plaintiff County of Residence of First Listed Defendant Suffolk County, MA (EXCEPT IN U.S. PLAINTIFF CASES) (IN U.S. PLAINTIFF CASES ONLY) NOTE: IN LAND CONDEMNATION CASES, USE THE LOCATION OF THE TRACT OF LAND INVOLVED. NOTE: IN LAND CONDEMNATION CASES, USE THE LOCATION OF THE TRACT OF LAND INVOLVED. (c) Attorneys (Firm Name, Address, and Telephone Number) Attorneys (If Known) Gina M. Serra, RIGRODSKY & LONG, P.A. 300 Delaware Avenue, Suite 210, Wilmington, DE 19801 (302) 295-5310 II. BASIS OF JURISDICTION(Place an “X” in One Box Only) III. CITIZENSHIP OF PRINCIPAL PARTIES (Place an “X” in One Box for Plaintiff (For Diversity Cases Only) and One Box for Defendant) ’ 1 U.S. Government ’ 3 Federal Question PTF DEF PTF DEF Plaintiff (U.S. Government Not a Party) Citizen of This State ’ 1 ’ 1 Incorporated or Principal Place ’ 4 ’ 4 of Business In This State ’ 2 U.S. Government ’ 4 Diversity Citizen of Another State ’ 2 ’ 2 Incorporated and Principal Place ’ 5 ’ 5 Defendant (Indicate Citizenship of Parties in Item III) of Business In Another State Citizen or Subject of a ’ 3 ’ 3 Foreign Nation ’ 6 ’ 6 Foreign Country IV. NATURE OF SUIT (Place an “X” in One Box Only) Click here for: Nature of Suit Code Descriptions. CONTRACT TORTS FORFEITURE/PENALTY BANKRUPTCY OTHER STATUTES ’ 110 Insurance PERSONAL INJURY PERSONAL INJURY ’ 625 Drug Related Seizure ’ 422 Appeal 28 USC 158 ’ 375 False Claims Act ’ 120 Marine ’ 310 Airplane ’ 365 Personal Injury—of Property 21 USC 881 ’ 423 Withdrawal ’ 376 Qui Tam (31 USC ’ 130 Miller Act ’ 315 Airplane Product Product Liability ’ 690 Other 28 USC 157 3729(a)) ’ 140 Negotiable Instrument Liability ’ 367 Health Care/ ’ 400 State Reapportionment ’ 150 Recovery of Overpayment ’ 320 Assault, Libel & Pharmaceutical PROPERTY RIGHTS ’ 410 Antitrust & Enforcement of Judgment Slander Personal Injury ’ 820 Copyrights ’ 430 Banks and Banking ’ 151 Medicare Act ’ 330 Federal Employers’ Product Liability ’ 830 Patent ’ 450 Commerce ’ 152 Recovery of Defaulted Liability ’ 368 Asbestos Personal ’ 835 Patent—Abbreviated ’ 460 Deportation Student Loans ’ 340 Marine Injury Product New Drug Application ’ 470 Racketeer Influenced and (Excludes Veterans) ’ 345 Marine Product Liability ’ 840 Trademark Corrupt Organizations ’ 153 Recovery of Overpayment Liability PERSONAL PROPERTY LABOR SOCIAL SECURITY ’ 480 Consumer Credit of Veteran’s Benefits ’ 350 Motor Vehicle ’ 370 Other Fraud ’ 710 Fair Labor Standards ’ 861 HIA (1395ff) ’ 490 Cable/Sat TV ’ 160 Stockholders’ Suits ’ 355 Motor Vehicle ’ 371 Truth in Lending Act ’ 862 Black Lung (923) ’ 850 Securities/Commodities/ ’ 190 Other Contract Product Liability ’ 380 Other Personal ’ 720 Labor/Management ’ 863 DIWC/DIWW (405(g)) Exchange ’ 195 Contract Product Liability ’ 360 Other Personal Property Damage Relations ’ 864 SSID Title XVI ’ 890 Other Statutory Actions ’ 196 Franchise Injury ’ 385 Property Damage ’ 740 Railway Labor Act ’ 865 RSI (405(g)) ’ 891 Agricultural Acts ’ 362 Personal Injury—Product Liability ’ 751 Family and Medical ’ 893 Environmental Matters Medical Malpractice Leave Act ’ 895 Freedom of Information REAL PROPERTY CIVIL RIGHTS PRISONER PETITIONS ’ 790 Other Labor Litigation FEDERAL TAX SUITS Act ’ 210 Land Condemnation ’ 440 Other Civil Rights Habeas Corpus: ’ 791 Employee Retirement ’ 870 Taxes (U.S. Plaintiff ’ 896 Arbitration ’ 220 Foreclosure ’ 441 Voting ’ 463 Alien Detainee Income Security Act or Defendant) ’ 899 Administrative Procedure ’ 230 Rent Lease & Ejectment ’ 442 Employment ’ 510 Motions to Vacate ’ 871 IRS—Third Party Act/Review or Appeal of ’ 240 Torts to Land ’ 443 Housing/ Sentence 26 USC 7609 Agency Decision ’ 245 Tort Product Liability Accommodations ’ 530 General ’ 950 Constitutionality of ’ 290 All Other Real Property ’ 445 Amer. w/Disabilities—’ 535 Death Penalty IMMIGRATION State Statutes Employment Other: ’ 462 Naturalization Application ’ 446 Amer. w/Disabilities—’ 540 Mandamus & Other ’ 465 Other Immigration Other ’ 550 Civil Rights Actions ’ 448 Education ’ 555 Prison Condition ’ 560 Civil Detainee—Conditions of Confinement V. ORIGIN (Place an “X” in One Box Only) ’ 1 Original Proceeding ’ 2 Removed from State Court ’ 3 Remanded from Appellate Court ’ 4 Reinstated or Reopened ’ 5 Transferred from Another District (specify) ’ 6 Multidistrict Litigation—Transfer ’ 8 Multidistrict Litigation—Direct File VI. CAUSE OF ACTION Cite the U.S. Civil Statute under which you are filing (Do not cite jurisdictional statutes unless diversity): 15 U.S.C. §§ 78n(d), 78n(e), 78t(a), and 17 C.F.R. 240.14d-9 Brief description of cause: Violation of Sections 14(e), 14(d), and 20(a) of the 1934 Act and Rule 14a-9 VII. REQUESTED IN COMPLAINT: ’ CHECK IF THIS IS A CLASS ACTION UNDER RULE 23, F.R.Cv.P. DEMAND $ CHECK YES only if demanded in complaint: JURY DEMAND: ’ Yes ’ No VIII. RELATED CASE(S) IF ANY (See instructions): JUDGE Unassigned DOCKET NUMBER 1:20-cv-01281-UNA DATE 09/28/2020 SIGNATURE OF ATTORNEY OF RECORD /s/ Gina M. Serra FOR OFFICE USE ONLY RECEIPT # AMOUNT APPLYING IFP JUDGE MAG. JUDGE Print Save As.. Reset

JS 44 Reverse (Rev. 06/17)

INSTRUCTIONS FOR ATTORNEYS COMPLETING CIVIL COVER SHEET FORM JS 44

Authority For Civil Cover Sheet

The JS 44 civil cover sheet and the information contained herein neither replaces nor supplements the filings and service of pleading or other papers as required by law, except as provided by local rules of court. This form, approved by the Judicial Conference of the United States in September 1974, is required for the use of the Clerk of Court for the purpose of initiating the civil docket sheet. Consequently, a civil cover sheet is submitted to the Clerk of Court for each civil complaint filed. The attorney filing a case should complete the form as follows:

I.(a)

Plaintiffs-Defendants. Enter names (last, first, middle initial) of plaintiff and defendant. If the plaintiff or defendant is a government agency, use only the full name or standard abbreviations. If the plaintiff or defendant is an official within a government agency, identify first the agency and then the official, giving both name and title.

(b)

County of Residence. For each civil case filed, except U.S. plaintiff cases, enter the name of the county where the first listed plaintiff resides at the time of filing. In U.S. plaintiff cases, enter the name of the county in which the first listed defendant resides at the time of filing. (NOTE: In land condemnation cases, the county of residence of the “defendant” is the location of the tract of land involved.)

(c)	Attorneys. Enter the firm name, address, telephone number, and attorney of record. If there are several attorneys, list them on an attachment, noting in this section “(see attachment)”.

II.

Jurisdiction. The basis of jurisdiction is set forth under Rule 8(a), F.R.Cv.P., which requires that jurisdictions be shown in pleadings. Place an “X” in one of the boxes. If there is more than one basis of jurisdiction, precedence is given in the order shown below.

United States plaintiff. (1) Jurisdiction based on 28 U.S.C. 1345 and 1348. Suits by agencies and officers of the United States are included here. United States defendant. (2) When the plaintiff is suing the United States, its officers or agencies, place an “X” in this box.

Federal question. (3) This refers to suits under 28 U.S.C. 1331, where jurisdiction arises under the Constitution of the United States, an amendment to the Constitution, an act of Congress or a treaty of the United States. In cases where the U.S. is a party, the U.S. plaintiff or defendant code takes precedence, and box 1 or 2 should be marked.

Diversity of citizenship. (4) This refers to suits under 28 U.S.C. 1332, where parties are citizens of different states. When Box 4 is checked, the citizenship of the different parties must be checked. (See Section III below; NOTE: federal question actions take precedence over diversity cases.)

III.	Residence (citizenship) of Principal Parties. This section of the JS 44 is to be completed if diversity of citizenship was indicated above. Mark this section for each principal party.

IV.

Nature of Suit. Place an “X” in the appropriate box. If there are multiple nature of suit codes associated with the case, pick the nature of suit code that is most applicable. Click here for: Nature of Suit Code Descriptions.

V.	Origin. Place an “X” in one of the seven boxes.

Original Proceedings. (1) Cases which originate in the United States district courts.

Removed from State Court. (2) Proceedings initiated in state courts may be removed to the district courts under Title 28 U.S.C., Section 1441. When the petition for removal is granted, check this box.

Remanded from Appellate Court. (3) Check this box for cases remanded to the district court for further action. Use the date of remand as the filing date.

Reinstated or Reopened. (4) Check this box for cases reinstated or reopened in the district court. Use the reopening date as the filing date. Transferred from Another District. (5) For cases transferred under Title 28 U.S.C. Section 1404(a). Do not use this for within district transfers or multidistrict litigation transfers.

Multidistrict Litigation – Transfer. (6) Check this box when a multidistrict case is transferred into the district under authority of Title 28 U.S.C. Section 1407.

Multidistrict Litigation – Direct File. (8) Check this box when a multidistrict case is filed in the same district as the Master MDL docket. PLEASE NOTE THAT THERE IS NOT AN ORIGIN CODE 7. Origin Code 7 was used for historical records and is no longer relevant due to changes in statue.

VI.

Cause of Action. Report the civil statute directly related to the cause of action and give a brief description of the cause. Do not cite jurisdictional statutes unless diversity. Example: U.S. Civil Statute: 47 USC 553 Brief Description: Unauthorized reception of cable service

VII.

Requested in Complaint. Class Action. Place an “X” in this box if you are filing a class action under Rule 23, F.R.Cv.P. Demand. In this space enter the actual dollar amount being demanded or indicate other demand, such as a preliminary injunction. Jury Demand. Check the appropriate box to indicate whether or not a jury is being demanded.

VIII.

Related Cases. This section of the JS 44 is used to reference related pending cases, if any. If there are related pending cases, insert the docket numbers and the corresponding judge names for such cases.

Date and Attorney Signature. Date and sign the civil cover sheet.